Exhibit 99.2

BIOMX LTD.

BIOMX LTD.

INTERIM CONSOLIDATED BALANCE SHEETS

USD in thousands except share data

		As of
	Note	September 30, 2019	December 31, 2018

ASSETS

Current assets

Cash and cash equivalents		11,570	8,604
Restricted cash		94	89
Short-term deposits	3	18,437	31,055
Related party receivable	9	100	-
Other receivables		115	140
Total current assets		30,316	39,888

Property and equipment, net		1,615	887
Lease deposit		5	-
In-process research and development (“R&D”)	6	4,556	4,556
Operating lease right-of-use asset	4	1,130	-
Total non-current assets		7,306	5,443

		37,622	45,331

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED BALANCE SHEETS

USD in thousands except share and per share data

		As of
	Note	September 30, 2019	December 31, 2018
		USD In thousands

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Short-term lease liabilities	4	334	-
Trade account payables		74	193
Other account payables		1,245	1,396
Related party	9	-	50
Total current liabilities		1,653	1,639

Non-current liabilities
Long-term lease liabilities	4	797	-
Contingent liabilities	5	909	889
Total non-current liabilities		1,706	889

Commitments and Contingent Liabilities	7

Shareholders’ equity
	8
Ordinary shares, NIS 0.01 par value (“Ordinary Shares”); Authorized - 14,044,778 shares as of September 30, 2019 and December 31, 2018.Issued and outstanding - 971,664 shares as of September 30, 2019 and 954,622 December 31, 2018.		3	3

Ordinary A shares, NIS 0.01 par value (“Ordinary A Shares”); Authorized -1,000,000 shares as of September 30, 2019 and December 31, 2018. Issued and outstanding - 0 as of September 30, 2019 and December 31, 2018.		-	-

Preferred A shares, NIS 0.01 par value (“Preferred A Shares”); Authorized - 6,796,342 shares as of as of September 30, 2019 and December 31, 2018. Issued and outstanding - 3,120,412 shares as of as of September 30, 2019 and December 31, 2018.		6	6

Preferred B shares, NIS 0.01 par value (“Preferred B Shares”); Authorized - 2,836,880 shares as of September 30, 2019 and December 31, 2018. Issued and outstanding - 2,266,314 shares as of September 30, 2019 and 2,138,654 shares as of December 31, 2018.		3	3

Additional paid in capital		67,123	64,400
Accumulated deficit		(32,872)	(21,609)
Total shareholders’ equity		34,263	42,803

		37,622	45,331

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

USD in thousands except share and per share data

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Research and development (“R&D”) expenses, net	2,858	2,474	8,458	6,117
General and administrative expenses	1,797	777	3,987	2,212
Operating Loss	4,655	3,251	12,445	8,329

Financial expenses (income), net	(395)	(46)	(1,182)	254

Net Loss	4,260	3,205	11,263	8,583

Basic and diluted loss per Ordinary Shares and Ordinary A Shares	6.50	4.55	17.82	12.27

Weighted average number of Ordinary Shares and Ordinary A Shares outstanding, basic and diluted	842,011	829,361	833,624	827,939

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

USD in thousands except share data

	Ordinary Shares		Preferred A Shares		Preferred B Shares			Additional paid in	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount		capital	deficit	equity

Balance as of December 31, 2018	954,622	3	3,120,412	6	2,138,654	3		64,400	(21,609)	42,803

Issuance of shares	-	-	-	-	127,660	(*	)	1,800	-	1,800
Share-based payment	-	-	-	-	-	-		304	-	304
Net loss	-	-	-	-	-	-		-	(3,225)	(3,225)

Balance as of March 31, 2019	954,622	3	3,120,412	6	2,266,314	3		66,504	(24,834)	41,682

Share-based payment	-	-	-	-	-	-		327	-	327
Net loss	-	-	-	-	-	--		-	(3,778)	(3,778)

Balance as of June 30, 2019	954,622	3	3,120,412	6	2,266,314	3		66,831	(28,612)	38,231

Share-based payment	-	-	-	-	-	-		249	-	249
Exercise of options	17,042	*	-	-	-	-		43	-	43
Net loss	-	-	-	-	-	-		-	(4,260)	(4,260)

Balance as of September 30, 2019	971,664	3	3,120,412	6	2,266,314	3		67,123	(32,872)	34,300

(*) Less than $1 thousand.

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

USD in thousands except share data

	Ordinary Shares		Ordinary A Shares		Preferred A Shares		Additional paid in	Accumulated	Total shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	equity

Balance as of December 31, 2017	653,613	3	288,212	(*)	1,867,508	4	20,412	(8,889)	11,530

Issuance of shares	-	-	-	-	1,252,904	2	12,998	-	13,000
Conversion of shares	288,212	(*)	(288,212)	(*)	-	-	-	-	-
Exercise of options	12,797	(*)	-	-	-	-	-	-	-
Share-based payment	-	-	-	-	-	-	212	-	212

Net loss	-	-	-	-	-	-	-	(2,706)	(2,706)

Balance as of March 31, 2018	954,622	3	-	-	3,120,412	6	33,622	(11,595)	22,036

Share-based payment	-	-	-	-	-	-	243	-	243

Net loss	-	-	-	-	-	-	-	(2,672)	(2,672)

Balance as of June 30, 2018	954,622	3	-	-	3,120,412	6	33,865	(14,267)	19,607

Share-based payment	-	-	-	-	-	-	233	-	233

Net loss	-	-	-	-	-	-	-	(3,205)	(3,205)

Balance as of September 30, 2018	954,622	3	-	-	3,120,412	6	34,098	(17,472)	16,635

(*) Less than $1 thousand.

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

USD in thousands

	For the Nine months ended September 30,
	2019	2018

CASH FLOWS – OPERATING ACTIVITIES
Net loss	(11,263)	(8,583)

Adjustments required to reconcile cash flows used in operating activities
Depreciation	259	145
Share-based compensation	880	688
Revaluation of contingent liabilities	20	15

Changes in operating assets and liabilities:
Other receivables	21	105
Trade account payables	(119)	188
Other account payables	(151)	(362)
Related parties	(150)	-
Net cash used in operating activities	(10,503)	(7,804)

CASH FLOWS – INVESTING ACTIVITIES
Decrease in short-term deposit	12,618	1,065

Purchase of property and equipment	(987)	(127)
Net cash provided by investing activities	11,631	938

CASH FLOWS – FINANCING ACTIVITIES
Issuance of preferred shares	1,800	13,000

Exercise of stock options	43	(* )
Net cash provided by financing activities	1,843	13,000

Increase in cash and cash equivalents and restricted cash	2,971	6,134

Cash and cash equivalents and restricted cash at the beginning of the Period	8,693	6,993

Cash and cash equivalents and restricted cash at the end of the Period	11,664	13,127

Supplemental non-cash transactions:
Recognition of right-of-use asset and lease liability upon adoption of ASU 2016-02	645	-
Assets acquired under operating leases	599	-

(*) Less than $1 thousand.

The accompanying notes are an integral part of these interim consolidated financial statements.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1  -  GENERAL

A.	Description of business:

BiomX Ltd. (formerly known as MBcure Ltd.) (the “Company”) was incorporated in March 2015 and began operations in May 2015. The Company is developing bacteriophage-based therapies for the treatment and prevention of diseases stemming from dysbiosis of the microbiome. On May 11, 2017, the Company changed its name from MBcure Ltd. to BiomX Ltd.

BiomX was formed as an incubator company as part of the FutuRx incubator (the “Incubator” or “FutuRx”), The Company’s R&D program was approved by the Israel Innovation Authority (the “IIA”) at the Israeli Ministry of Economy and until 2017, the majority of BiomX’s funding was from IIA grants and funding by the Incubator, which is supported by the IIA. BiomX continued to apply for and receive IIA grants also after BiomX left the Incubator. The requirements and restrictions for such grants are found in the Israel Encouragement of Research and Development in Industries (the “Research Law”).

On November 27, 2017, the Company acquired 100% control and ownership of RondinX Ltd. (“RondinX,” see note 5).

B.	Risk Factors:

To date, the Company has not generated revenue from its operations. As of September 30, 2019, the Company had unrestricted cash and cash equivalent balance and short-term deposits of approximately $30 million, which management believes is sufficient to fund its operations for more than 12 months from the date of issuance of these financial statements and sufficient to fund its operations necessary to continue development activities of its current proposed products.

Due to continuing R&D activities, the Company expects to continue to incur additional losses for the foreseeable future. The Company plans to continue to fund its current operations, as well as other development activities relating to additional product candidates, through future issuances of either debt and/or equity securities and possibly additional grants from the IIA and other government institutions. The Company’s ability to raise additional capital in the equity and debt markets is dependent on a number of factors including, but not limited to, the market demand for the Company’s stock, which itself is subject to a number of development and business risks and uncertainties, as well as the uncertainty that the Company would be able to raise such additional capital at a price or on terms that are favorable to the Company.

C.	Use of estimates in the preparation of financial statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the financial statements and the amounts of expenses during the reported periods. Actual results could differ from those estimates.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements

These unaudited interim consolidated financial statements have been prepared as of September 30, 2019, and for the three- and nine-month periods ended September 30, 2019 and 2018. Accordingly, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been omitted. These unaudited interim consolidated financial statements should be read in conjunction with the audited financial statements and the accompanying notes of the Company as of and for the years ended December 31, 2018 and 2017.

Operating results for the nine months period ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019.

Significant Accounting Policies

The significant accounting policies followed in the preparation of these unaudited interim consolidated financial statements are identical to those applied in the preparation of the latest annual audited financial statements with the exception of the following:

A.	Leases

In February 2016, the Financial Accounting Standards Board issued ASU 2016-02, Leases (Topic 842). The Company adopted this ASU effective January 1, 2019 using the modified retrospective application, applying the ASU to leases in place as of the adoption date. Prior periods have not been adjusted.

Arrangements that are determined to be leases at inception are recognized as long-term right-of-use assets ("ROU") and lease liabilities in the interim consolidated balance sheet at lease commencement. Operating lease liabilities are recognized based on the present value of the future lease payments over the lease term at commencement date. As the Company’s leases do not provide an implicit rate, the Company applies its incremental borrowing rate based on the economic environment at commencement date in determining the present value of future lease payments. Lease terms may include options to extend the lease when it is reasonably certain that the Company will exercise that option. Lease expense for operating leases or payments are recognized on a straight-line basis over the lease term.

In accordance with ASC 360-10, management reviews operating lease ROU assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable based on estimated future undiscounted cash flows. If so indicated, an impairment loss would be recognized for the difference between the carrying amount of the asset and its fair value.

B.	Stock compensation plans:

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, “Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting”, which simplifies the accounting for nonemployee share-based payment transactions by aligning the measurement and classification guidance, with certain exceptions, to that for share-based payment awards to employees. The amendments expand the scope of the accounting standard for share-based payment awards to include share-based payment awards granted to non-employees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance related to equity-based payments to non-employees. The Company adopted these amendments on January 1, 2019. The adoption of these amendments did not have a material impact on the interim consolidated financial statements and related disclosures.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2  –  SIGNIFICANT ACCOUNTING POLICIES (Cont.)

C.	Recent Accounting Standards:

In June 2016, the FASB issued ASU 2016-13 “Financial Instruments – Credit Losses” to improve information on credit losses for financial assets and net investment in leases that are not accounted for at fair value through net income. The ASU replaces the current incurred loss impairment methodology with a methodology that reflects expected credit losses. The Company plans to adopt this ASU in the first quarter of 2020. The Company does not expect that the adoption of this ASU will have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Changes to Disclosure Requirements for Fair Value Measurements,” which will improve the effectiveness of disclosure requirements for recurring and nonrecurring fair value measurements. The standard removes, modifies, and adds certain disclosure requirements and is effective for the Company beginning on January 1, 2020. The Company does not expect that this standard will have a material effect on the Company’s consolidated financial statements.

In November 2018, the FASB issued ASU 2018-18 – “Collaborative Arrangements (Topic 808),” which clarifies the interaction between Topic 808 and Topic 606, Revenue from Contracts with Customers. The Company expects to adopt this standard in the first quarter of fiscal year 2020. This standard is not expected to have a material impact on the Company’s consolidated financial statements and related disclosures.

NOTE 3  –  SHORT-TERM DEPOSIT

Short-term deposits represent time deposits placed with banks with original maturities of greater than three months but less than one year. Interest earned is recorded as interest income in the interim consolidated statement of operations during the periods for which the Company held short-term deposits.

The Company has deposits denominated in USD held with Bank Hapoalim US and Bank Leumi Israel that bear fixed annual interest of 2.4% to 3.6%.

NOTE 4  –  LEASES

On January 1, 2019, the Company adopted ASU 2016-02 using the modified retrospective approach for all lease arrangements at the beginning period of adoption. Leases existing for the reporting period beginning January 1, 2019 are presented under ASU 2016-02. The Company leases office space under operating leases. At September 30, 2019, the Company’s ROU assets and lease liabilities for operating leases totaled $1,130 thousand each. The impact of adopting ASU 2016-02 was not material to the Company’s consolidated statement of operations for the periods presented.

In May 2017, the Company entered into a lease agreement for office space in Ness Ziona, Israel. The agreement is for five years beginning on June 1, 2017 with an option to extend for an additional five years. Monthly lease payments under the agreement are approximately $16 thousand. As part of the agreement, the Company has obtained a bank guarantee in favor of the property owner in the amount of approximately $94 thousand representing four monthly lease and related payments. Lease expenses recorded in the interim consolidated statements of operations were $96 thousand for the nine months ended September 30, 2019, and 2018 and $48 thousand for the three months ended September 30, 2019 and 2018.

In September 2019, the Company entered into a lease agreement for office space in Ness Ziona, Israel. The agreement is for five years beginning on September 8, 2019 with an option to extend for an additional period until 14th of July 2027. Monthly lease payments under the agreement are approximately $10 thousand. As part of the agreement, the Company will obtain a bank guarantee in favor of the property owner in the amount of approximately $58 thousand representing four monthly lease and related payments. Lease expenses recorded in the interim consolidated statements of operations were $8 thousand for the period ended on September 30, 2019.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4  –  LEASES (Cont.)

Supplemental cash flow information related to operating leases was as follows in thousands USD

	Three months ended September 30, 2019	Nine months ended September 30, 2019
Cash payments for operating leases	58	167

As of September 30, 2019, the Company's operating leases had a weighted average remaining lease term of 4 years and a weighted average discount rate of 3%. Future lease payments under operating leases as of September 30, 2019 were as follows in thousand USD:

Operating Leases
Remainder of 2019	$64
2020	$332
2021	$332
2022	$236
2023	$124
2024	$85
Total future lease payments	$1,173
Less imputed interest	(43)
Total lease liability balance	$1,130

NOTE 5  –  ACQUISITION OF SUBSIDIARY

On November 19, 2017, the Company signed a share purchase agreement with the shareholders of RondinX. In accordance with the share purchase agreement, the Company acquired 100% ownership and control of RondinX for consideration valued at US$ 4.5 million. The consideration included the issuance of 250,023 Preferred A Shares, the issuance of warrants to purchase an aggregate of 4,380 Series A-1 Preferred Shares, and additional contingent consideration. The contingent consideration is based on the attainment of future clinical, developmental, regulatory, commercial and strategic milestones relating to product candidates for treatment of primary sclerosing cholangitis ("PSC") or entry into qualifying collaboration agreements with certain third parties and may require the Company to issue 234,834 ordinary shares upon the attainment of certain milestones, as well as make future cash payments and/or issue additional shares of the most senior class of the Company’s shares authorized or outstanding as of the time the payment is due, or a combination of both of up to $32 million of the Company within ten years from the closing of the agreement and/or the entering of agreements with certain third parties or their affiliates that include a qualifying up-front fee and is entered into within three years from the closing of the agreement. The Company has the discretion of determining whether milestone payments will be made in cash or by issuance of shares.

The Company completed the RondinX acquisition on November 27, 2017.

The contingent consideration is accounted for at fair value (level 3). There were no changes in the fair value hierarchy leveling during the nine months ended September 30, 2019 and the year ended December 31, 2018.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5  –  ACQUISITION OF SUBSIDIARY (Cont.)

The change in the fair value of the contingent consideration as of September 30, 2019 and 2018 was as follows in thousand USD:

Contingent consideration

As of December 31, 2018	889
Revaluation of contingent consideration	20
As of September 30, 2019	909

Contingent consideration

As of December 31, 2017	1,001
Revaluation of contingent consideration	15
As of September 30, 2018	1,016

NOTE 6  –  IN-PROCESS RESEARCH AND DEVELOPMENT

Intangible assets acquired in the RondinX acquisition (see note 5) were determined to be in-process R&D. In accordance with ASC 350-30-35-17A, R&D assets acquired in a business combination are considered an indefinite-lived intangible asset until completion or abandonment of the associated R&D efforts. Once the R&D efforts are complete, the Company will determine the useful life of the R&D assets and will amortize these assets accordingly in the financial statements. As of September 30, 2019, the in-process R&D efforts had not yet been completed nor abandoned. Based on management’s analysis, there was no impairment for the nine months ended September 30, 2019 and 2018.

NOTE 7  –  COMMITMENTS AND CONTINGENT LIABILITIES

A.	During 2015, 2016 and 2017, the Company submitted three applications to the IIA for a R&D project for the technological incubators program. The approved budget per year was NIS 2,700,000 (approximately $726 thousand) per application. According to the IIA directives, the IIA transferred to the Company 85% of the approved budget and the rest of the budget was funded by certain shareholders

During 2018, the Company submitted additional application to the IIA for the Acne project. The application was approved, at an aggregate budget of s NIS 4,221,370 (approximately $1,206 thousand) from which the IIA's participation is up to 30% of the budget. As of September 30 2019, the IIA transferred to the Company the amount of NIS 1,078,981 (approximately $299 thousand), which was recognized in the interim consolidated statement of operations for the period ended September 30, 2019.

According to the agreement with the IIA, the Company will pay royalties of 3% to 3.5% of future sales up to an amount equal to the accumulated grant received including annual interest of LIBOR linked to the Dollar. The Company may be required to pay additional royalties upon the occurrence of certain events as determined by the IIA, that are within the control of the Company. No such events have occurred or were probable of occurrence as of the balance sheet date with respect to these royalties. Repayment of the grant is contingent upon the successful completion of the Company’s R&D programs and generating sales. The Company has no obligation to repay these grants if the R&D program fails, is unsuccessful or aborted or if no sales are generated. The Company had not yet generated sales as of September 30, 2019; therefore, no liability was recorded in these consolidated financial statements.

Total research and development income recorded in the interim consolidated statement of operations was $299 thousand and $646 for the nine months ended September 30, 2019 and 2018, respectively and $0 for the three months ended September 30, 2019 and 2018. As of September 30, 2019, the Company had a contingent obligation to the IIA in the amount of approximately 2.2 million including annual interest of LIBOR linked to the USD.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7  –  COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

B.	In June 2015, the Company entered into a Research and License Agreement (the “2015 License Agreement”) as amended with Yeda Research and Development Company Limited (“Yeda”), according to which Yeda undertakes to procure the performance of the research. The research includes proof-of-concept studies testing in-vivo phage eradication against a model bacteria in germ free mice, development of an IBD model in animals under germ-free conditions and establishing an in-vivo method for measuring immune induction capability (Th1) of bacteria, followed by testing several candidate IBD inducing bacterial strains. During the research period, as defined in the 2015 License Agreement and subject to the terms and conditions specified in the 2015 License Agreement. The Company contributed an aggregate of approximately $1.8 million to the research budget agreed upon in the license agreement. In addition, Yeda granted the Company with an exclusive worldwide license for the development, production and sale of the products (the “License”), as defined in the 2015 License Agreement and subject to the terms and conditions specified in the 2015 License Agreement. In return for the License, the Company will pay Yeda annual license fees of approximately $10 thousand and royalties on revenues as defined in the 2015 License Agreement. In addition, in the event of certain mergers and acquisitions by the Company, Yeda will be entitled to an amount equivalent to 1% of the consideration received under such transaction (the “exit fee”), as adjusted per the terms of the agreement. Upon the closing of the merger with CHAC, the provisions of the Yeda license agreement related to the exit fee will be amended (see note 10). As the Company has not yet generated revenue from operations, no provision was included in the financial statements with respect to the 2015 License Agreement as of September 30, 2019 and December 31, 2018.

C.	In May 2017, the Company signed an additional agreement with Yeda (the “2017 License Agreement”). according to which, Yeda provided a license to the Company. As consideration for the license, the Company will pay $10,000 for the term of the 2017 License Agreement, unless earlier terminated by either party, and granted Yeda 244,618 warrants to purchase Ordinary Shares of the Company at NIS 0.01 nominal value. Refer to Note 8 below for the terms of the warrants granted. In the event of certain mergers and acquisitions by the Company, Yeda will be entitled to an amount equivalent to 1% of the consideration received under such transaction, as adjusted per the terms of the agreement. In addition, the 2017 License Agreement includes additional consideration contingent upon future sales or sublicensing revenue. As the Company has not yet generated revenue from operations, no provision was included in the interim consolidated financial statements with respect to the 2017 License Agreement as of September 30, 2019 and in the financial statements of December 31, 2018.

D.	In April 2017, the Company signed an exclusive patent license agreement with the Massachusetts Institute of Technology (“MIT”) covering methods to synthetically engineer phage. According to the agreement, the Company received an exclusive, royalty-bearing license to certain patents held by MIT. In return, the Company paid an initial license fee of $25,000 during the year ended December 31, 2017 and is required to pay certain license maintenance fees of up to $250,000 in each subsequent year and following the commercial sale of licensed products. The Company is also required to make payments to MIT upon the satisfaction of development and commercialization milestones totaling up to $2.4 million in aggregate as well as royalty payments on future revenues. As the Company has not yet generated revenue from operations, and the achievement of certain milestones is not probable, no provision was included in the financial statements with respect to the 2017 License Agreement as of September 30, 2019 and December 31, 2018.

E.	As successor in interest to RondinX, the Company is a party to a license agreement dated March 20, 2016 with Yeda, pursuant to which the Company has a worldwide exclusive license to Yeda’s know-how, information and patents related to the Company’s meta-genomics target discovery platform. As consideration for the license, the Company will pay license fees of $10,000 subject to the terms and conditions of the agreement. Either party has the option to terminate the agreement at any time by way of notice to the other party as outlined in the agreement. In addition, the Company will pay a royalty in the low single digits on revenue of products. As the Company has not yet generated revenue from operations, no provision was included in the financial statements as of as of September 30, 2019 and December 31, 2018 with respect to the agreement.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7  –  COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

F.	In December 2017, the Company signed a patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, the Company received an exclusive patent license to certain patent rights related to the Company’s inflammatory bowel disease program. In return, the Company will pay annual license fees of between $15,000 to $25,000 subject to the terms and conditions specified in the agreement. Additionally, the Company is obligated to make additional payments based upon the achievement of clinical and regulatory milestones up to an aggregate of $3.2 million and royalty payments based on future revenue. As the Company has not yet generated revenue from operations, and the achievement of certain milestones is not probable, no provision was included in the financial statements as of as of September 30, 2019 and December 31, 2018 with respect to the agreement.

G.	In April 2019, the Company signed additional patent license agreement with Keio University and JSR Corporation in Japan. According to the agreement, the Company received an exclusive sublicense by JSR to certain patent license to certain patent rights related to the Company’s Primary Sclerosing Cholangitis program. In return, the Company is required (i) to pay a license issue fee of $20,000 and annual license fees ranging from $15,000 to $25,000 and (ii) make additional payments based upon the achievement of clinical and regulatory milestones up to an aggregate of $3.2 million ("milestone payments") and (iii) make tiered royalty payments, in the low single digits based on future revenue. As the Company has not yet generated any revenue, and the achievement of certain milestones is not probable, no provision was included in the interim consolidated financial statements as of as of September 30, 2019 and in the financial statements December 31, 2018 with respect to the agreement.

H.	In July 2019, the Company has committed to enter into loan agreements in the aggregate amount of up to $1,900 thousand, with certain of its shareholders who are subject to taxation in Israel, pursuant to which the Company will extend to such shareholders loans for the purpose of paying Israeli capital gain taxes payable by them in connection with the issuance to them of CHAC shares in exchange for their shares in the Company upon consummation of the Merger as described in Note 10 . Such loans are for a period of up to two years, are non-recourse and are secured by CHAC shares issued to those shareholders ,based on $10 per share, the attributed price of the CHAC Shares immediately prior to such issuance) that equals three times the loan amount. As of September 30, 2019 no loans were granted. As of the issuance date of the financial statements, the Company had received requests for loans in the amount of $19,000 from shareholders.

I.	In July 2019, the Company, Yeda and CHAC amended the 2015 License Agreement and to the 2017 License Agreement with Yeda (the “Amendment”). Pursuant to the Amendment, upon the closing of the Merger, the provisions of the Yeda license agreements related to the exit fee will be amended so that, instead of the exit fee, in the event of any merger or acquisition involving CHAC, CHAC is obliged to pay Yeda a one-time payment as described in the amendment which will not exceed 1% of the consideration received under such transaction.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8  –  SHAREHOLDERS EQUITY

A.	Share Capital:

Ordinary Shares:

The Ordinary Shares entitle their holders the right to receive notice of, and to participate and vote in, all general meetings, to receive dividends and, subject to the Articles to participate in the distribution of the surplus assets and funds of the Company in a Liquidation Event (as defined in the Articles). The holder of an Ordinary Share has no other right and such holder may waive, in writing, any of the rights set forth above, including the rights to receive notices of, and to participate and vote in, all general meetings; provided, however, that such holder will be entitled to any other mandatory right of a shareholder in a private Company pursuant to the Companies Law which cannot be waived.

Ordinary A Shares:

The Ordinary A Shares are convertible into Ordinary Shares upon the closing of each and every investment round (as defined in the Articles), by providing a notice to this effect to the Company. The holders of the Ordinary A Shares are entitled to the rights, preferences, privileges and restrictions granted to and imposed upon the Ordinary Shares. However, the holders of the Ordinary A Shares do not have voting rights.

Preferred A Shares:

The Preferred A Shares are convertible into 234,147 Ordinary Shares, representing a conversion price of $4.10 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Ordinary Shares and Ordinary A Shares, as well as the right to participate in a distribution of surplus of assets upon liquidation of the Company, merger and acquisition event and distribution of dividend by the Company, at an amount equal to their original issue price plus 8% annual interest accumulated as of the Liquidation Event Date (as defined in the Articles), before any distribution is made to a holder of any Ordinary Shares.

The Preferred A Share conversion price is subject to broad weighted average anti-dilution protection in the event of future funding at an effective share price which is lower than the Preferred A Share conversion price.

Preferred A-1 Shares:

The Preferred A-1 Shares are convertible into 2,500,511 Ordinary Shares, representing a conversion price of $10.22 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred A-2 Shares:

The Preferred A-2 Shares are convertible into 130,434 Ordinary Shares, representing a conversion price of $9.20 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred A-4 Shares:

Preferred A-4 Shares are convertible into 255,320 Ordinary Shares, representing a conversion price of $11.75 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

Preferred B Shares are convertible into 2,266,314 Ordinary Shares, representing a conversion price of $14.1 per share, and entitle their holders to the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred A Shares.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8  –  SHAREHOLDERS EQUITY (Cont.)

A.	Share Capital: (Cont.)

Preferred B Shares:

Preferred B Shares entitle their holder to participate in a distribution of surplus of assets upon liquidation of the Company, at an amount equal to their original issue price plus 8% annual interest accumulated as of the Liquidation Event (as defined in the Articles) date, before any distribution is made to holder of any Preferred A Shares (i.e., Preferred A Shares, Preferred A-1 Shares, Preferred A-2 Shares, Preferred A-3 Shares and Preferred A-4 Shares), and any Ordinary Shares.

B.	Issuance of Share Capital:

In June 2015, the Company entered into the Incubator Agreement with the Incubator and other investors (the “June 2015 Investors”). In accordance with the Incubator Agreement, the Company issued 812,000 Ordinary Shares at NIS 0.01 nominal value to the June 2015 Investors and an additional 125,261 Ordinary Shares at NIS 0.01 nominal value to a trustee to be held in trust for the sole purpose of allocation of the Ordinary Shares to employees and consultants of the Company.

In addition, the Company issued 234,147 Preferred A Shares at NIS 0.01 nominal value to the investors in consideration for $960 thousands and granted Yeda warrants to purchase 20,360 Preferred A Shares nominal value NIS 0.01.

On February 2017, the Company entered into a share purchase agreement (the “February 2017 SPA”) with new and existing investors (the “February 2017 Investors”). In accordance with the February 2017 SPA, On February 15, 2017, the Company issued the February 2017 Investors 1,663,404 Preferred A-1 Shares at NIS 0.01 nominal value (“Preferred A-1 Shares”), and 130,434 Preferred A-2 Shares at NIS 0.01 nominal value in two tranches as follows:

●	On February 15, 2017, the Company issued 831,702 Preferred A-1 Shares for total consideration of $8,500 thousand. In addition, the convertible notes in an amount of $1,200 thousand granted in August 2016 were converted into 130,434 Preferred A-2 Shares at NIS 0.01 nominal value.

●	On February 7, 2018, the Company issued 831,702 Preferred A-1 Shares for total consideration of $8,500 thousand.

On March 26, 2017 the Company entered into share purchase agreement (the “March 2017 SPA”) with new investors (the “March 2017 Investors”). In accordance with the March SPA, the Company issued to the March 2017 Investors 587,084 Preferred A-1 Shares in two tranches as follows:

●	On March 30, 2017, the Company issued 293,542 Preferred A-1 Shares for total consideration of $3,000 thousand.

●	On February 7, 2018, the Company issued 293,542 Preferred A-1 Shares for total consideration of $3,000 thousand.

On November 30, 2017, the Company entered into a share purchase agreement (the “November 2017 SPA”) with additional investors (the “November 2017 Investors”). In accordance with the November 2017 SPA, the Company issued the November 2017 Investors 255,320 Preferred A-4 Shares at NIS 0.01 nominal value in two tranches as follows:

●	On December 7, 2017, the Company issued 127,660 Preferred A-4 Shares for total consideration of $1,500 thousand.

●	On February 7, 2018, the Company issued 127,660 Preferred A-4 Shares for total consideration of $1,500 thousand.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8  –  SHAREHOLDERS EQUITY (Cont.)

B.	Issuance of Share Capital: (Cont.)

On November 19, 2017, the Company signed an agreement to purchase 100% of RondinX shares (see also Note 6). The consideration transferred included an issuance of 250,023 Preferred A-1 Shares and 4,380 warrants to purchase Preferred A-1 shares for no additional consideration.

In November 2018, the Company entered into a share purchase agreement (the “November 2018 SPA”) with new and existing investors (the “November 2018 Investors”). In accordance with the November 2018 SPA, the Company issued to the November 2018 Investors a total of 2,266,314 Preferred B Shares at NIS 0.01 nominal value (the “Preferred B Shares”) for total consideration of $31,955 thousand as follows:

●	On November 28, 2018 and on December 11, 2018, the Company issued to the November 2018 Investors 2,053,548 and 85,106 Preferred B Shares, respectively, for total consideration of $30,155 thousand in accordance with the November 2018 SPA.

●	On January 8, 2019, the Company issued to the November 2018 Investors an additional 127,660 Preferred B Shares for total consideration of $1,800 thousand in accordance with the November 2018 SPA.

C.	Share-based compensation:

The Company has a plan whereby it grants options which represent a right to purchase 1 Ordinary Share of the Company in consideration of the payment of an exercise price. The options granted have been in accordance with the “capital gains route” under section 102 and section 3(i) of the Israeli Income Tax Ordinance and section 409A of the Israeli IRS Code.

In 2015, the Company’s Board of Directors (the “Board”) approved a plan for allocation of options to employees, service providers and officers. As of September 30, 2019, the number of options available for grant under the approved plan was 164,176 options.

On November 2015, the Board approved the grant of 180,139 non- tradable options without consideration to one employee, four consultants and six employees of the Incubator. Based on the considerations in ASC 718-10, the employees of the Incubator were defined as employees based on their relationship with the Company.

The options to two of the consultants were granted at an exercise price of NIS 0.01 per share. 22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date of June 2015. Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

The options to the employees of the Incubator and to two consultants were granted at an exercise price of NIS 0.01 per share. 33% of the options vest and become exercisable on the first anniversary of the vesting commencement date of June 2015. Thereafter, the options vest and become exercisable in 8 equal quarterly installments of 8.375% each.

The options to the Company employee were granted at an exercise price of NIS 0.01 per share. 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

During 2016, the Board approved to grant an additional 128,260 non-tradable options without consideration to four employees and five consultants.

The options to three employees were granted at an exercise price of NIS 0.01 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8  –  SHAREHOLDERS EQUITY (Cont.)

C.	Share-based compensation: (Cont.)

The options to one additional employee were granted at an exercise price of $1.3 per share. 13,851 options vest and become exercisable upon appointment as chief executive officer of the Company. The remainder of the options shall vest as follows: 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to two consultants were granted at an exercise price of NIS 0.01 per share.

22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date (June 2015). Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

The options to two additional consultants were granted at an exercise price of $1.3 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to one additional consultant were granted at an exercise price of $4.1 per share.

33% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 8 equal quarterly installments of 8.375% each.

During 2017, the Board approved to grant an additional 448,775 non-tradable options without consideration to 29 employees and 5 consultants.

The options to 29 employees and 3 consultants were granted at an exercise price of $4.089 per share. 25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The options to 2 additional consultants were granted at an exercise price of NIS 0.01 per share. 22% of the options vest and become exercisable on the first and second anniversaries of the vesting commencement date (June 2015). Thereafter, the options vest and become exercisable in three equal annual installments of 18.67% each.

During October 2017, 4,564 options were exercised to purchase Ordinary Shares at an exercise price of NIS 0.01 per share.

During 2018, the Board approved to grant additional 325,026 non-tradable options without consideration to 27 employees and 82,513 non-tradable options without consideration to 2 consultants.

362,555 options were granted at an exercise prices of $4.771-$4.909 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

44,984 options were granted at an exercise price of $4.089 per share and vest on variable vesting dates.

During 2018, 12,797 options were exercised to purchase Ordinary Shares at an exercise price of NIS 0.01 per share.

Certain senior employees are entitled to full acceleration of their unvested options upon the occurrence of cumulative two certain events.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8  –  SHAREHOLDERS EQUITY (Cont.)

C.	Share-based compensation: (Cont.)

In March 2019, the Board approved to grant additional 212,900 non-tradable options without consideration to 21 employees and 2,503 non-tradable options without consideration to one consultant, at an exercise prices of $4.91 per share.

25% of the options vest and become exercisable on the first anniversary of the vesting commencement date. Thereafter, the options vest and become exercisable in 12 equal quarterly installments of 6.25% each.

The fair value of each option was estimated as of the date of grant or reporting period using the Black-Scholes option-pricing model.

The fair value of options granted during the period was estimated at the date of grant using the following assumptions:

Nine months ended September 30, 2019

Underlying value of ordinary share ($)	4.91
Exercise price ($)	4.91
Expected volatility (%)	93.1
Term of the option (years)	6.25
Risk-free interest rate (%)	2.23

The cost of the benefit embodied in the options granted during the nine months ended September 30, 2019, based on their fair value as at the grant date, is estimated to be $836 thousand. These amounts will be recognized in statements of operations over the vesting period.

Warrants:

1.	In May 2017, in accordance with the 2017 License Agreement (see also Note 7C), the Company issued to Yeda, for no consideration, 244,618 warrants to purchase Ordinary Shares at NIS 0.01 nominal value. The Company recognized expenses of $ 49 thousand and $46 thousand for the three months ended September 30, 2019 and 2018, respectively and $97 thousand and $135 thousand for the nine months ended September 30, 2019 and 2018, respectively, which were included in research and development expenses.

97,847 warrants were fully vested and exercisable on the date of their issuance. The remainder of the warrants will vest and become exercisable subject to achievement of certain milestones specified in the agreement as follows:

a.	73,385 upon the filing of a patent application covering any Discovered Target or a Product,

b.	48,924 upon achievement of the earlier of the following milestone by the Company:

(i)	execution of an agreement with a pharmaceutical company with respect to the commercialization of any of the Company’s licensed technology or the Consulting IP or a Product (both defined in the 2017 License Agreement) or

(ii)	the filing of a patent application covering any Discovered Target (as defined in the 2017 License Agreement) or a Product.

c.	24,462 upon completion of a Phase 1 clinical trial in respect of a Product.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8  –  SHAREHOLDERS EQUITY (Cont.)

C.	Share-based compensation: (Cont.)

2.	In November 2017, in accordance with the RondinX share purchase agreement (see also Note 5), the Company issued to Yeda and 2 consultants, for no consideration, 4,380 warrants to purchase Preferred A-1 Shares at NIS 0.01 nominal value.

The warrants were fully vested and exercisable on the date of their issuance.

(1)	A summary of options granted to purchase the Company’s Ordinary Shares under the Company’s share option plan is as follows:

	For the nine months ended September 30, 2019
	Employees			Consultants
	Number of Options	Weighted average exercise price	Aggregate intrinsic value	Number of Options	Weighted average exercise price	Aggregate intrinsic value

Outstanding at the beginning of year	772,985	3.81	849	290,534	1.66	944
Granted	212,900	4.91		2,503	4.91
Forfeited	(50,953)	4.62		-
Exercised	(17,042)	2.53		-
Outstanding at the end of year	917,891	4.06	18,463	293,037	1.69	6,588
Vested at end of period	368,000			207,772
Weighted average remaining contractual life – years as of September 30, 2019	8.89			7.37

	Warrants issued to Yeda
	Number of Options	Weighted average exercise price	Aggregate intrinsic value

Outstanding as of December 31, 2018	244,618	(*)	1,200
Outstanding as at September 30, 2019	244,618	(*)	5,912
Vested as at September 30, 2019 and December 31, 2018	97,847
Weighted average remaining contractual life – years as of September 30, 2019	5.61
Weighted average remaining contractual life – years as of December 31, 2018	6.36

(*) Less than $0.01.

BIOMX LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8  –  SHAREHOLDERS EQUITY (Cont.)

C.	Share-based compensation: (Cont.)

(2)	The following table sets forth the total share-based payment expenses resulting from options granted, included in the statements of operation:

	Nine months ended September 30,
	2019	2018

R&D	520	466
General and administrative	360	222
	880	688

	Three months ended September 30,
	2019	2018

R&D	153	121
General and administrative	96	112
	249	233

NOTE 9  -  RELATED PARTIES

On October 31, 2018, BiomX entered into a research collaboration agreement with Janssen Research & Development, LLC ("Janssen") an affiliate of shareholder Johnson & Johnson Development Corporation, for a collaboration on biomarker discovery for inflammatory bowel disease ("IBD"). Under the agreement, BiomX is eligible to receive fees totaling $167 thousand in installments of $50 thousand within 60 days of signing of the agreement, $17 thousand upon completion of data processing, and two installments of $50 thousand each, upon delivery of Signature Phase I of the Final Study Report (both terms defined within the agreement). Unless terminated earlier, this agreement will continue in effect, until 30 days after the parties complete the research program and BiomX provide Janssen with a final study report. The research period started during March 2019 and ended on September 2019. As of September 30, 2019, the Company received $67 thousand with respect to this agreement. and recorded a reduction from research and development expenses of $167 thousand during the period of nine months ended September 30, 2019.

NOTE 10  -  SUBSEQUENT EVENTS

In accordance with FASB ASC 855-10-50-1, the Company has analyzed its operations subsequent to September 30, 2019 and up until November 13, 2019, the date these interim consolidated financial statements were issued, and has determined that it does not have any material subsequent events to disclose except as follows:

On July 16, 2019, the Company entered into a merger agreement, with Chardan Healthcare Acquisition Corp. (“CHAC”), CHAC Merger Sub Ltd. (“Merger Sub”), and Shareholder Representative Services LLC (“SRS”), as amended on October 11, 2019, pursuant to which, among other things, the Company would merge with Merger Sub, with the Company surviving, in accordance with the Israeli Companies Law, 5759-1999, as a wholly owned direct subsidiary of CHAC (the “Merger”). CHAC was a SPAC (Special Purpose Acquisition Company), and publicly traded on the NYSE American, LLC.

On October 28, 2019 the Merger was consummated and BiomX Ltd. became a wholly-owned subsidiary of BiomX Inc., (previously known as CHAC).

The consideration payable to securityholders of BiomX Ltd. in connection with the Merger consisted of an aggregate of 16,625,000 shares of CHAC common stock and vested securities. Additional shares of CHAC common stock were reserved for issuance upon exercise of unvested options and warrants.